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                                                        Exhibit 10.27.2


                       LEASE MODIFICATION AGREEMENT # 1

     This Lease Modification Agreement # 1 ("Agreement") dated this 30th day of September, 1998, is by and between 290 Woodcliff Drive Company, a general partnership organized and existing pursuant to the laws of the State of New York with a principal office at c/o The Widewaters Group, Inc., P.O. Box 3, 5786 Widewaters Parkway, Dewitt, New York 13214-0003 ("Landlord"), and PaeTec Communications, Inc., a corporation with a principal office at 290 Woodcliff Drive, Fairport, New York 14450 ("Tenant").

                                WITNESSETH THAT:

     WHEREAS, Landlord and Tenant entered into a Standard Office Space Lease dated as of July 10, 1998 ("Lease") relating to office space in the Woodcliff III Office Building, located at 290 Woodcliff Drive, Fairport, New York;

     WHEREAS, the Lease shall expire on December 31, 1999;

     WHEREAS, pursuant to the provisions of Section 22.27 of the Lease, Tenant has agreed to expand the Premises by accepting an additional 8,055 leasable square feet from Landlord, as shown on Exhibit A-1, attached hereto and made a part hereof;

     WHEREAS, as of the date of this Agreement, Landlord has not delivered the 8,055 leasable square feet of premises to Tenant;

  WHEREAS, Tenant desires to further expand the Premises to include an additional 2,678 leasable square feet shown on Exhibit A-1 attached hereto and made a part hereof;

  WHEREAS, Landlord has agreed to deliver, and Tenant has agreed to accept the additional 2,678 leasable square feet upon the terms and conditions of this Agreement;

     WHEREAS, as part of such expansion of the Premises, Landlord and Tenant agree to modify and amend the Lease in order to reflect the same and to reflect certain other modifications as set forth herein.

  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Lease.

2.   The Lease is hereby modified as follows:

a. Section 1.01 is hereby modified by deleting the sentence beginning with "For purposes of this Section 1.01..." and ending with "...from and after the Delivery Date." and inserting the following in its place and stead:

          "For purposes of this Section 1.01, the sum of the square feet in the Premises and Tenant's share of Building Common Areas (as defined in
          Section 1.02 hereof) shall be 8,397 leasable square feet as of the Term Commencement Date. Upon the Delivery Date of the Expansion Premises (as both terms are defined in Section 22.27 below) the number of leasable square feet contained in the Premises shall automatically be increased by 8,055 leasable square feet. And upon the Turn Over Date of the Additional Premises (as both terms are defined in Section
          22.28 below) the number of leasable square feet contained in the Premises shall automatically be increased by 2,678 leasable square feet. Upon the later of (i) the Delivery Date, or (ii) the Turn Over Date, Tenant's Premises shall consist of a total of 19,130 leasable square feet."

b. Section 3.01 is hereby modified by replacing the first paragraph of the Section with the following:

          "Tenant agrees to pay to Landlord at the offices of Landlord, or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, and as fixed monthly rent, the sum of Twelve Thousand Seven Hundred Eighty-eight and 96/100 Dollars ($12.788.96) (sometimes referred to herein as "Fixed Monthly Rent"), payable in advance upon the first day of each calendar month during the term hereof. The monthly installment shall be deemed to have been paid upon such first day only if actually received by such first day. Anything contained in the foregoing to the contrary notwithstanding, the amount of Fixed Monthly Rent payable to Landlord is subject to automatic increases in accordance with Sections
          22.27 and 22.28 of this Lease."

c. Section 22.27 of the Lease is hereby modified by the addition of the following to the end of the first paragraph of said Section:

          "Upon the Delivery Date, Tenant's Fixed Monthly Rent then in effect shall automatically increase by Thirteen Thousand Eighty-nine and 38/100 Dollars ($13,089.38) and shall be due in accordance with and be subject to the provisions of Section 3.01."

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d.   Section 22.28 is hereby added to the Lease and shall state as follows:

     "22.28 Additional Premises

                Landlord agrees to deliver approximately 2,678 leasable square feet of additional premises located on the first floor of the Building ("Additional Premises") to Tenant and Tenant agrees to accept possession of the Additional Premises in its "as is" condition. The date that Landlord notifies Tenant that possession of the Additional Premises is available to Tenant is hereinafter referred to as the "Turn Over Date". As of the Turn Over Date, the term "Premises", as defined in Section 1.01 above, and as use throughout this Lease, shall automatically be deemed to mean and include the Additional Premises and Tenant's Fixed Monthly Rent then in effect shall automatically increase by Four Thousand Three Hundred Fifty-one and 75/100 Dollars ($4,351.75) and shall be due in accordance with and be subject to the provisions of Section 3.01."

e. Exhibit "A" to the Lease is hereby replaced by Exhibit "A-1", attached hereto and made a part hereof, and all references to Exhibit "A" in the Lease shall be deemed to refer to Exhibit "A-1.

3. Tenant agrees to pay to Landlord additional security in the amount of Four Thousand Three Hundred Fifty-one and 75/100 Dollars ($4,351.75) upon its execution and delivery of this Agreement. Such amount shall be held by Landlord in accordance with and shall be subject to the provisions of Section 3.05 of the Lease.

4. This Agreement may be executed in one or more counterparts, any one or all of which constitute one document.

5. Tenant hereby certifies to Landlord that as of the date hereof: (i) the Lease is in full force and effect; (ii) there currently exist no default by Landlord under the Lease, nor any condition which with the giving of notice or the passage of time, or both, would constitute a default under the Lease on the part of Landlord; (iii) Tenant has no existing set-offs, counterclaims or defenses against Landlord under the Lease; and (iv) the Lease as modified hereby contains the entire agreement between the parties hereto with respect to the Premises, the Lease and the Building.

6. Tenant represents and warrants that it has taken all necessary corporate, partnership or other action necessary to execute and deliver this Agreement, and that this Agreement constitutes the legally binding obligation of Tenant enforceable in accordance with its terms. Tenant further represents and warrants that it has full and complete authority to enter into and execute this Agreement and acknowledges that Landlord is relying upon Tenant's representation of its authority to execute this Agreement and Tenant shall save and hold Landlord harmless from any claims, or damages including reasonable attorneys' fees arising from Tenant's misrepresentation of its authority to enter into and execute this Agreement.

7. The effective date of this Agreement for all purposes shall be upon its full execution and it shall not be binding unless and until executed on behalf of both parties hereof.

8. As of the effective date, this Agreement shall be attached to and automatically be deemed a part of the Lease. Except as herein modified and amended, all other terms and conditions of the Lease are hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Modification Agreement # 1.

                                       LANDLORD:
                                       290 Woodcliff Drive Company


                                       By: /s/ Joseph R. Scuderi
                                           ----------------------------------
                                       Joseph R. Scuderi
                                       Member of the Executive Committee


                                       TENANT:
                                       PaeTec Communications, Inc.


                                       By: /s/ Arunas A. Chesonis
                                           ----------------------------------
                                       Arunas A. Chesonis, President and CEO


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STATE OF NEW YORK     )
                      SS.:
COUNTY OF ONONDAGA    )

On this 30th day of September, 1998, before me personally came Joseph R. Scuderi, to me personally known, who, being by me duly sworn, did depose and say that he resides in Manluis, N.Y.; that he is a Member of the Executive Committee of 290 Woodcliff Drive Company; that he is known to me to be one of the Members of the Executive Committee of the partnership that executed the within instrument; and he acknowledged to me that he executed the same on behalf of and in the name of such partnership.

                                                /s/ Margo M. McCaffery
                                                -------------------------------
                                                NOTARY PUBLIC
                                                MARGO M. McCAFFERY
                                                Notary Public, State of New York
                                                        No. 01MC5056553
                                                Qualified in Madison County
                                                Commission Expires March 4, 2000


STATE OF NEW YORK     )
                      SS.:
COUNTY OF MONROE      )

On this 28th day of September, 1998, before me personally came Arunas A. Chesonis, to me personally known, who, being by me duly sworn, did depose and say that he resides in Rochester, NY, that he is the President and CEO of PaeTec Communications, Inc. the corporation described in and which executed the within instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                          /s/ Marcia A. Benwitz
                                          -------------------------------
                                          NOTARY PUBLIC
                                          MARCIA A. BENWITZ
                                          Notary Public, State of New York
                                                  Monroe County
                                          My Commissioin Expires Sept. 30, 1998


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